UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Hines Real Estate Investment Trust, Inc.

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Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 25, 2008

To the shareholders of Hines Real Estate Investment Trust, Inc.:

I am pleased to invite our shareholders to the annual meeting of shareholders of Hines Real Estate Investment Trust, Inc. The annual meeting will be held at the Continental Room, located at the Westin Oaks Hotel, 5011 Westheimer, Houston, Texas 77056 at 9:00 a.m., local time, on August 25, 2008. At the meeting, you will be asked to:

•	elect seven directors for one-year terms expiring in 2009;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on May 27, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Real Estate Investment Trust, Inc., Attention: Frank Apollo, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. You may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations.

You are cordially invited to attend the annual meeting. Your vote is important.

By Order of the Board of Directors

Jeffrey C. Hines
Chairman

Houston, Texas
June 6, 2008

Proxy Statement

Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Real Estate Investment Trust, Inc. (which we refer to in this proxy statement as “Hines REIT” or the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. We expect to mail this proxy statement and the accompanying proxy to our shareholders on or about June 6, 2008. Our 2007 Annual Report to Shareholders was mailed on April 29, 2008.

Shareholders may obtain a copy of the exhibits to our Form 10-K for the year ended December 31, 2007 upon payment of a reasonable fee by writing to Hines REIT, Attention: Frank Apollo, Secretary. You may also view the exhibits to our Form 10-K in the Investor Relations section of our website at www.HinesREIT.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2008 annual meeting of shareholders will be held on August 25, 2008, at 9:00 a.m., local time. The meeting will be held in the Continental Room, located at the Westin Oaks Hotel, 5011 Westheimer, Houston, Texas 77056.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect seven directors for one-year terms expiring in 2009;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common shares entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on May 27, 2008. Each holder of our common shares issued and outstanding as of the record date is entitled to vote at the meeting.

How many votes do I have?

Each share has one vote on each matter considered at the meeting or any adjournment thereof. The enclosed proxy card shows the number of common shares you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Shareholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyonline.com;

•	by telephone, by calling toll free 866-628-9055; or

•	by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those shareholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your proxy card enclosed with this proxy statement.

You may also vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” election of the nominees for director named in the proxy and “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Shareholders. However, if other matters requiring the vote of our shareholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person or by written notice to us addressed to: Hines REIT, Attention: Frank Apollo, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the board of directors.

What are the board’s recommendations?

The board of directors recommends that you vote “for” Proposals 1 and 2.

What vote is required to approve each proposal?

Election of Directors.  There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of Appointment of Independent Auditors.  This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders of a majority (greater than 50 percent) of the shares of our common stock entitled to vote at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Advisors Limited Partnership (“the Advisor”), who will receive no additional compensation. We have retained Altman Group, Inc. to aid in the solicitation of proxies. We will pay Altman Group, Inc. a fee of approximately $6,000 in addition to reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should vote each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your shareholder accounts in the future, you should contact Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at 888-220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a shareholder.

What if I receive only one set of proxy materials although there are multiple shareholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to shareholders. The rule allows us to, with the consent of affected shareholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines REIT Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at 888-220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines REIT Investor Relations.

How do I submit a shareholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a shareholder proposal to be properly submitted for presentation at our 2009 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on February 6, 2009 and ending on March 8, 2009. If you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than March 8, 2009. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo, Secretary. For additional information, see the section in this proxy statement captioned “Shareholder Proposals for the 2009 Annual Meeting.’’

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our articles of incorporation (the “Charter”) and bylaws provide for a board of directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines, the Advisor or their affiliates;

•	employment by (or service as an officer, trust manager or director of) Hines, the Advisor or their affiliates;

•	performance of services for us, other than as a director;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or Hines; or

•	maintenance of a material business or professional relationship with Hines, the Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or the Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, the Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

We currently have seven directors, four of whom are independent. In March 2008, the Board of Directors increased the number of directors from five to seven and elected Messrs. Baughn and Murphy to fill these new positions. Generally, directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of shareholders or (if longer) until his or her successor has been duly elected and qualified.

During 2007, our board of directors held 16 meetings. No director attended fewer than 75 percent of the aggregate of all meetings held during 2007 by our board and by board committees on which he served. Our board of directors has adopted a policy that each director is expected to attend annual meetings of shareholders when possible. We anticipate that all directors and nominees will attend our 2008 annual meeting of shareholders.

Nominees for the Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the seven nominees listed below. The board of directors has selected these nominees on the recommendation of the board’s Nominating and Corporate Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a majority of votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, by the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following individuals are the seven nominees for our board of directors:

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Jeffrey C. Hines	53	2004	Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the managers of the general partner of the Advisor. Mr. Hines is also a member of the management board of Hines US Core Office Fund LP (the “Core Fund”). He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 238 projects valued at approximately $22.9 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.
C. Hastings Johnson	60	2004	Mr. Johnson currently serves as a member of our board of directors and as a manager of the general partner of the Advisor. Mr. Johnson is also a member of the management board of the Core Fund. He is also Vice Chairman and Chief Financial Officer of the general partner of Hines and is responsible for the financial policies, equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Mr. Johnson became Chief Financial Officer of the general partner of Hines in 1992, and prior to that, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $37 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Charles M. Baughn	53	2008	Mr. Baughn currently serves as a member of our board of directors and as a manager of the general partner of the Advisor. Mr. Baughn served as our Chief Executive Officer and the Chief Executive Officer of the general partner of the Advisor through April 1, 2008. He is an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Company’s dealer manager, Hines Real Estate Securities, Inc. (the “Dealer Manager”). Mr. Baughn is also a member of the management board of the Core Fund. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.
George A. Davis	69	2004	Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with the Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.
Thomas A. Hassard	58	2004	Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.
Stanley D. Levy	44	2004	Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego and Orlando. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate and Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.

		Year First	Business Experience and Principal Occupation; Directorships in
Name	Age	Elected	Public Corporations and Investment Companies

Paul B. Murphy Jr.	48	2008	Mr. Murphy is the Chief Executive Officer of Amegy Bank of Texas (formerly known as Southwest Bank of Texas). Mr. Murphy began his banking career at Allied Bank of Texas in 1981 and joined Amegy Bank in 1990 as an Executive Vice President. With little more than $50 million in assets and one location 17 years ago, Amegy Bank now has more than $11 billion in assets, nearly 1,900 employees, and more than 85 banking centers throughout the greater Houston, Dallas and San Antonio metropolitan areas. Mr. Murphy became President in 1996 and CEO in 2000. He serves on the boards of the Houston Endowment, St. Luke’s Episcopal Health Care System, Greater Houston Community Foundation, Greater Houston Partnership and Children’s Museum of Houston. He received his bachelor degree in finance from Mississippi State University and his M.B.A. from the University of Texas at Austin.

Our board of directors unanimously recommends a vote “for” each of the nominees.

CORPORATE GOVERNANCE

The four standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. You may obtain copies of the charters for our board committees from our website at www.HinesREIT.com. Each committee has four members and is composed entirely of independent directors. Currently, Mr. Hassard serves as chairman of the Conflicts Committee, Mr. Levy serves as chairman of the Audit Committee and Mr. Davis serves as chairman of the Nominating and Corporate Governance and of the Compensation Committees. Prior to April 18, 2008, Mr. Davis served as chairman of the Conflicts Committee and Mr. Hassard served as chairman of the Nominating and Corporate Governance and of the Compensation Committees.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our board applied the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if, within the last three years:

•	the director was employed by us or Hines;

•	an immediate family member of the director was employed by us or Hines as an executive officer;

•	the director, or an immediate family member of the director, received more than $100,000 during any 12-month period in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director was affiliated with or employed by a present or former internal or external auditor of us or Hines;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by a present or former internal or external auditor of us or Hines;

•	a Company executive officer serves on the compensation committee of the board of directors of a company which employed the director, or which employed an immediate family member of the director, as an executive officer; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Frank Apollo, our Senior Vice President — Finance; Treasurer and Secretary, at Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo. Mr. Apollo will deliver all appropriate communications to the Nominating and Corporate Governance Committee of the board of directors, which will, in turn, deliver such communications (together with any recommendations) to the board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements;

•	selects and engages the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our internal controls; and

•	oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2007, the Audit Committee held seven meetings. All of the members of this committee attended each meeting.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2007 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a shareholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our shareholders.

The committee also gives consideration to the board of directors having an appropriate mix of backgrounds and skills, the requirements in our Charter and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives. Moreover, as required by our Charter, a director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of direct experience in acquiring or managing the type of real estate we acquire.

If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2007, the committee paid no fees to third-parties to assist in identifying or evaluating potential nominees, nor did they pay any fees to third parties in connection with expanding the Board of Directors by two members in March 2008. The Nominating and Corporate Governance Committee also considers nominees timely submitted by shareholders under and in accordance with the provisions of our bylaws. (See “Shareholder Proposals for the 2009 Annual Meeting” below). A shareholder’s notice must set forth specified information as to each person whom the shareholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.

During 2007, the Nominating and Corporate Governance Committee held four meetings. All members of the committee attended each meeting.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and the Advisor. The Conflicts Committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2007, the Conflicts Committee held six meetings. All members of the committee attended each meeting. The Conflicts Committee has reviewed our policies and reports that they are being followed by us and are in the best interests of our shareholders. Please read “Certain Relationships and Related Transactions — Policies and Procedures for Review of Related Party Transactions.” Certain of the factors considered by the Conflicts Committee are set forth in the financial statements (including the notes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2007, which was mailed out on April 29, 2008. The Conflicts Committee reviewed the material transactions between Hines and its affiliates, on the one hand, and us, on the other hand, which occurred during 2007. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2007 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews and approves the compensation and benefits for our independent directors. We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. During 2007, the Compensation Committee held two meetings. All members of the committee attended each meeting.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of the Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Investor Relations section of our website, www.HinesREIT.com. You may also obtain a copy of this code by writing to: Hines REIT Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.HinesREIT.com within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2007, our Compensation Committee consisted of Messrs. Davis, Levy and Hassard, our three independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment, as well as broad expertise in the fields of real estate and real estate investment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our shareholders.

The following table sets forth information regarding compensation of our directors during 2007.

2007 Director Compensation

					Change in Pension
					Value and
					Non-Qualified
				Non-Equity	Deferred
	Fees Paid	Stock	Option	Incentive Plan	Compensation	All Other	Total
Name	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Compensation

C. Abbott Davis	$66,000	1,000 shares	—	—	—	$2,197	$77,807
Thomas A. Hassard	$65,500	1,000 shares	—	—	—	$2,197	$77,307
Stanley D. Levy	$65,500	1,000 shares	—	—	—	$2,016	$77,126
Jeffery C. Hines and C. Hastings Johnson(2)	—	—	—	—	—	—	—

(1)	Each of Messrs. Davis, Hassard and Levy received 1,000 restricted shares under our Employee and Director Incentive Share Plan upon his election and re-election to our board of directors in each of 2004, 2005, 2006 and 2007.

(2)	Messrs. Hines and Johnson, who are employees of Hines, receive no additional compensation for serving as Hines REIT directors.

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We pay the following annual retainers to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of the Conflicts Committee of the board;

•	$6,000 to the Chairperson of the Audit Committee of the board;

•	$3,000 to the Chairperson of the Compensation Committee of the board; and

•	$3,000 to the Chairperson of the Nominating and Corporate Governance Committee of the board.

Under the terms of our Employee and Director Incentive Share Plan, each independent director elected or re-elected to the board (whether through a shareholder meeting or by directors to fill a vacancy on the board) is granted 1,000 restricted shares on or about the date of election or reelection. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. Messrs. Davis, Hassard and Levy each received 1,000 restricted shares under our incentive plan upon his re-election to our board of directors in 2007 and Mr. Murphy received 353.5 shares under our incentive plan upon his election to the board of directors on April 1, 2008.

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

EXECUTIVE OFFICERS

Listed below are our executive officers who served during 2007, each of whom, with the exception of Mr. Baughn as noted below, has been elected to serve until our 2008 annual meeting of shareholders, or (if longer) until a qualified successor has been duly elected. The business address of each of our executive officers is: c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name	Age	Title

Charles M. Baughn	53	Mr. Baughn served as our Chief Executive Officer and the Chief Executive Officer of the general partner of the Advisor until April 1, 2008. For a description of Mr. Baughn’s experience, please see Proposal One.
Charles N. Hazen	48	Mr. Hazen serves as President and Chief Executive Officer of the Company and the general partner of the Advisor. Mr. Hazen also served as Chief Operating Officer of the Company and the general partner of the Advisor until April 1, 2008. He is also a Senior Vice President of the general partner of Hines, the President and a member of the management board of the Core Fund and a director of the Company’s Dealer Manager. Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of retail and office properties in the U.S. valued at approximately $9.0 billion and managed Hines Corporate Properties, a $700 million fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.
Sherri W. Schugart	42	Ms. Schugart serves as our Chief Financial Officer and the Chief Financial Officer of both the general partner of the Advisor and the Core Fund. She is also a Senior Vice President of the general partner of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines in 1995. Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.
Frank R. Apollo	41	Mr. Apollo serves as the Senior Vice President — Finance; Treasurer and Secretary for us, the general partner of the Advisor and the Core Fund. Mr. Apollo also served as the Chief Accounting Officer; Treasurer and Secretary for us and the general partner of the Advisor as well as the Chief Accounting Officer of the Core Fund until April 1, 2008. He is also Senior Vice President of the general partner of Hines and our Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Name	Age	Title

Edmund A. Donaldson	38	Since April 1, 2008, Mr. Donaldson has served as the Chief Investment Officer of the Company, the general partner of the Advisor or the Core Fund. He is also a Senior Vice President of the general partner of Hines and member of the management board of the Core Fund. Mr. Donaldson joined Hines in 1994. He has been responsible for the acquisition of over $7 billion in assets for various Hines affiliates. He also has been instrumental in the investment and management of the combined capitalization of $825 million of the Hines 1997 U.S. Office Development Fund, L.P. and the Hines 1999 U.S. Office Development Fund, L.P. He was also responsible for the investment and management of Hines Suburban Office Venture, L.L.C. formed in January 2002 with a total capital commitment of $222 million. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.
Kevin L. McMeans	43	Since April 1, 2008, Mr. McMeans has served as the Asset Management Officer for the Company and the general partner of the Advisor. He is also a Vice President of the general partner of Hines and the Asset Management Officer of the Core Fund. Mr. McMeans joined Hines in 1992. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund. In this role, Mr. McMeans was responsible for negotiating and closing in excess of $800 million of debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte and Touche LLP in the Audit Department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.
Ryan T. Sims	36	Mr. Sims joined Hines in 2003. On April 1, 2008, Mr. Sims became the Chief Accounting Officer of the Company, the general partner of our Advisor and the Core Fund. He is also a Vice President of the general partner of Hines and has served as a Senior Controller for the Company, the general partner of our Advisor and the Core Fund. In this role, Mr. Sims has responsibility for managing the accounting, financial reporting and SEC reporting for the Company as well as the accounting and financial reporting for the Core Fund. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by the Advisor and its affiliates. All of our executive officers are employed by and receive compensation from the Advisor or its affiliates, in part for their service as our executive officers. We do not pay any compensation to any of our executive officers. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

Ownership

The following table shows, as of April 1, 2008, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

			Percentage
		Number of Shares	of Total
Name of Beneficial Owner(1)	Position	Beneficially Owned	Common Stock(2)

Jeffrey C. Hines	Chairman of the Board of Directors	4,455,507.3	2.58%(3)
C. Hastings Johnson	Director	13,191.0	*
Charles M. Baughn	Director	13,147.9	*
George A. Davis	Independent Director	11,094.2	*
Thomas A. Hassard	Independent Director	5,338.3	*
Stanley D. Levy	Independent Director	9,446.6	*
Paul B. Murphy	Independent Director	353.5	*

Charles N. Hazen	President and Chief Executive Officer	6,591.0	*
Sherri W. Schugart	Chief Financial Officer	3,812.6	*
Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	5,593.4	*
Edmund A. Donaldson	Chief Investment Officer	—	*
Kevin L. McMeans	Asset Management Officer	—	*
Ryan T. Sims	Chief Accounting Officer	—	*

All directors and executive officers as a group		4,524,075.8	2.62%

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of April 1, 2008 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,957.0 OP Units in the Operating Partnership held by Hines 2005 VS I LP and (iii) 3,347,550.3 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of April 1, 2008. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16 forms that they file with the SEC. To our knowledge, there are no persons who beneficially own more than 10% of a registered class of our equity securities.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that in 2007 our directors and executive officers complied with all filing requirements under Section 16(a).

Shares Authorized for Issuance under Equity Compensation Plans

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of December 31, 2007:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities
	Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	n/a	n/a	7,970,460
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	n/a	n/a	7,970,460

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by the Advisor in accordance with an Advisory Agreement (the “Advisory Agreement”) between the Advisor, us and Hines REIT Properties, L.P. (the “Operating Partnership”), the entity through which we conduct our operations. The Advisor is an affiliate of Hines and is wholly-owned, indirectly, by the Chairman of our board of directors, Jeffrey C. Hines and his father, Gerald D. Hines. All of our executive officers except Mr. Baughn (who was our Chief Executive Officer until April 1, 2008) are employed by, and all of our executive officers actively participate in, the management of the Advisor and its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of the Advisor and C. Hastings Johnson serves as a Manager of the general partner of the Advisor.

Our executive officers have control and primary responsibility for the management decisions of the Advisor, including the selection of investment properties to be recommended to our board of directors, the negotiations for these investments, and the property management and leasing of properties we acquire directly. Our Advisory Agreement commenced on June 26, 2006 and has a one year term that may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. The Advisory Agreement was renewed on June 26, 2007. Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor that remains uncured after 10 days’ written notice;

•	without cause by us or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

The Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests owned by the Advisor or other affiliates of Hines under certain circumstances.

The following summarizes fees the Advisor earned under the Advisory Agreement during 2007:

•	Under our current Advisory Agreement, we reimburse the Advisor for all costs incurred by the Advisor or its affiliates in connection with our current public offering up to a limit (when combined with commissions and the Dealer Manager fee paid in connection with the offering) of 15% of aggregate gross proceeds. These expenses consist of the actual legal, accounting, printing, marketing, and accountable offering-related expenses, other than selling commissions and the fee we pay to our Dealer Manager. We paid approximately $19.3 million to the Advisor or its affiliates during 2007 as reimbursement for offering expenses it incurred as a result of our current public offering.

•	In connection with investments we make, we pay the Advisor an acquisition fee equal to 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we invest indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by the entity through which we invest. The Advisor earned approximately $6.8 million in aggregate acquisition fees during the year ended December 31, 2007.

•	Under the Advisory Agreement, we pay the Advisor a monthly asset management fee equal to 0.0625% of the net equity capital we have invested in real estate investments at the end of each month. The Advisor earned approximately $8.2 million in aggregate asset management fees during the year ended December 31, 2007.

•	Likewise, under the Advisory Agreement, we reimburse the Advisor and its affiliates for certain expenses they incur in connection with administrative and operating services they provide to us. Under our Charter, we may not make reimbursements for administrative and operating expenses during any four consecutive fiscal quarters in excess of the greater of (i) 2.0% of our average invested assets or (ii) 25.0% of our net income. If our reimbursements to the Advisor for administrative and operating expenses exceed this limit, the Advisor will be required to refund such excess. In 2007, these limits were not exceeded.

We also agreed to indemnify the Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

An affiliate of the Advisor owns a profits interest in the Operating Partnership (the “Participation Interest”). The Participation Interest increases with each investment we make; such increases are calculated under a formula intended to approximate (i) an additional 0.50% cash acquisition fee calculated as set forth above, (ii) an additional 0.0625% per month cash asset management fee calculated as set forth above and (iii) the automatic reinvestment of such cash back into the Operating Partnership.

The Dealer Manager

The Dealer Manager manages our public offerings and serves as our dealer manager. The Dealer Manager is an affiliate of Hines and is wholly-owned, indirectly, by Jeffrey C. Hines and his father, Gerald D. Hines. We entered into dealer manager agreements with the Dealer Manager for both our initial public offering, which terminated on June 18, 2006, and our current public offering, which commenced on June 19, 2006.

Under both agreements, we pay the Dealer Manager a fee of up to 2.2% of the gross proceeds from our public offerings, except for proceeds from our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may re-allow a portion of its fee to broker-dealers participating in the offering, as a marketing fee and due diligence expense reimbursement. We also pay the Dealer Manager a commission for sales of our shares to the public. Generally, we expect that the Dealer Manager will re-allow all or substantially all commissions we pay to broker-dealers participating in our public offerings. For our initial public offering, we paid a sales commission of up to 6.0% of gross proceeds for sales of our shares to the public and up to 4.0% for sales of shares under our dividend reinvestment plan. For our current public offering, we pay a sales commission of up to 7.0% of gross proceeds for sales of our shares to the public and no commission for sales of shares under our dividend reinvestment plan.

During the year ended December 31, 2007:

•	The Dealer Manager earned approximately $17.5 million in dealer manager fees in connection with our current public offering, a portion of which the Dealer Manager re-allowed to participating broker-dealers.

•	The Dealer Manager earned approximately $53.4 million in sales commissions in connection with our current public offering, all of which the Dealer Manager re-allowed to participating broker-dealers.

Hines

Property Management Agreements

Hines or its affiliates manage all of our properties. When we acquire properties directly, we expect that we will pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines and his father, Gerald D. Hines. During the year ended December 31, 2007, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages our directly-owned properties:

•	$3.9 million in management fees,

•	$1.9 million in leasing commissions, construction management or redevelopment fees,

•	$7.9 million in reimbursements for on-site salaries and wages and other direct services performed off-site, and

•	$1.0 million in other fees, primarily related to accounting support fees.

We also own an interest in the Core Fund. Hines manages all of the properties in which the Core Fund owns interests. During the year ended December 31, 2007, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages the buildings in which the Core Fund owns an interest:

•	$8.9 million in management fees,

•	$3.4 million in leasing commissions,

•	$17.2 million in reimbursements for on-site salaries and wages and direct services performed off-site,

•	$93,000 in construction management fees,

•	$790,000 in development management fees, and

•	$1.2 million in other fees, primarily related to legal fees, information technology, security services and parking operations.

Joint Venture With Affiliates

We have a $28.9 million investment in HCB II River LLC, a joint venture created with HCB Interest II LP, an affiliate of Hines on June 28, 2007. On July 2, 2007, the joint venture acquired Distribution Park Rio, an industrial property located in Rio de Janeiro, Brazil for $103.7 million Brazilian real ($53.7 million USD as of July 2, 2007). The property consists of four industrial buildings that were constructed in 2001-2007. The buildings contain 693,115 square feet of rentable area that is 100% leased. We own a 50% indirect interest in Distribution Park Rio through our investment in HCB II River LLC.

Ownership Interests

The Company

We are the sole general partner of the Operating Partnership and owned a 97.6% interest in the Operating Partnership at December 31, 2007. Hines 2005 VS I LP, an affiliate of Jeffrey C. Hines, owned a 0.7% interest in the Operating Partnership at December 31, 2007. HALP Associates Limited Partnership, an affiliate of Jeffrey C. Hines, owns the Participation Interest, which, at December 31, 2007, represented a 1.7% interest in the Operating Partnership. An affiliate of Jeffrey C. Hines also owns 1,000 shares of our common stock.

The Core Fund

The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. At December 31, 2007, the Core Fund owned interests in 24 properties across the United States. During 2007, we invested $58.0 million in the Core Fund, and as of December 31, 2007, we owned an approximate 32.0% non-managing general partner interest in the Core Fund. We also have the right, but not the obligation, to invest up to 40% of any future capital calls made by the Core Fund.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, four of our seven directors are independent directors, and each of our independent directors serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest. Please see “Corporate Governance — Conflicts Committee” above.

To reduce the effect on us of potential conflicts of interest described above, the Advisory Agreement and our Charter include a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	We will not accept goods or services from Hines or its affiliates unless a majority of our independent directors approves the transaction related thereto as fair and reasonable to us and on terms and conditions not less favorable than terms that would be available from unaffiliated third parties.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our independent directors that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost to Hines for the property, unless:

•	there is substantial justification for any amount in excess of the cost to Hines;

•	our disinterested directors determine the excess to be reasonable; and

•	appropriate disclosure is made to the disinterested directors with respect to the transaction.

The fair market value of any asset we acquire from Hines or one of its affiliates will be determined by an independent expert selected by our independent directors. We generally will not acquire property from Hines or its affiliates at a price that exceeds the appraised value of the property. The only exception will be in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, when the appraised value will be based upon the completed value of the project. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority our directors not otherwise interested in the transaction, determines the transaction to be fair and reasonable to us.

•	We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves the transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans for property appraised by an independent expert. Any such loans must be approved by a majority of our independent directors as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income.

The Conflicts Committee also must review and approve any transaction between us and our affiliates, on the one hand, and any director (including any independent director) or the director’s affiliates or related persons on the other hand. All related party transactions must be approved by a majority of the disinterested members of the board of directors.

PROPOSAL TWO:

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2007 and 2006. Deloitte & Touche reports directly to our Audit Committee.

Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2007 and 2006 are as follows:

Audit Fees:	$1,160,138 for 2007 and $852,449 for 2006
Audit-Related Fees:	$246,183 for 2007 and $279,153 for 2006 — These primarily relate to internal control attestation consultations, accounting consultations and other attestation services.
Tax Fees:	$0 for both 2007 and 2006
All Other Fees:	$0 for both 2007 and 2006
Total Fees:	$1,406,321 for 2007 and $1,131,602 for 2006

Deloitte & Touche also audits the financial statements of the Core Fund and its properties and provides other services to the Core Fund. Deloitte & Touche billed the Core Fund approximately $909,000 during 2007 and $770,000 during 2006 for these services.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2007 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Real Estate Investment Trust, Inc.:

We have reviewed Hines Real Estate Investment Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2007 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Real Estate Investment Trust, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee

Stanley D. Levy, Chairman
George A. Davis
Thomas A. Hassard
Paul B. Murphy Jr.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the year ended December 31, 2007, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2008. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

Our board of directors unanimously recommends a vote FOR ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our shareholders. If our shareholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our shareholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to questions from our shareholders.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2008 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2008 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Shareholder Proposals in the Proxy Statement.  Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, in order for a shareholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2009 annual meeting of shareholders, the proposal must be received at our principal executive offices no later than March 8, 2009.

Shareholder Proposals and Nominations for Directors to Be Presented at Meetings.  For any proposal that is not submitted for inclusion in our proxy material for the 2009 annual meeting of shareholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a shareholder proposal to be properly submitted for presentation at our 2009 annual meeting of shareholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 6, 2009 and ending on March 8, 2009 and must contain information specified in our bylaws, including:

•	the name and address of the proposing shareholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of Company stock owned beneficially and of record by the proposing shareholder (and the beneficial owner, if any);

•	as to each director nominee,

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of Company stock beneficially owned by the nominee;

•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the shareholder proposes to bring before the meeting,

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing shareholder (and the beneficial owner, if any) may have.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Frank Apollo, Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

By Order of the Board of Directors,

FRANK R. APOLLO
Secretary

Houston, Texas
June 6, 2008

THERE ARE THREE WAYS TO DELIVER YOUR PROXY

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1 -866-628-9055, 24 hours a day, 7 days a week. You will be prompted to provide your unique “Control Number” shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Available until 5:00 p.m. Eastern Time on Sunday, August 24, 2008

Visit the Internet website at www.proxyonline.com. Enter the unique “Control Number” shown below and follow the instructions on your screen. You will incur only your usual internet charges. Available until 5:00 p.m. Eastern Time on Sunday, August 24, 2008.
Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

CONTROL NUMBER

▼ TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE ▼

Please mark votes as in this example	☒	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees as listed below	Item 2. Approval of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2008. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		☐	☐
Item 1. Election of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

CHARLES M. BAUGHN, GEORGE A. DAVIS, THOMAS A. HASSARD, JEFFREY C. HINES, C. HASTINGS JOHNSON, STANLEY D. LEVY, PAUL B . MURPHY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)				IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Change of address and/or comments? Mark here. ☐

Date: , 2008

Signature(s)

Signature(s)

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X]in black or blue ink.

(Please complete, date and sign this proxy card and return it promptly in the enclosed postage prepaid envelope.)

▼ PLEASE DETACH PROXY CARD HERE ▼

HINES REAL ESTATE INVESTMENT TRUST, INC.
2800 POST OAK BOULEVARD, SUITE 5000
HOUSTON, TEXAS 77056-6118
P
R
O
X
Y
PROXY
Proxy Solicited on Behalf of the Board of Directors.
     The undersigned, revoking any proxy heretofore given for the Meeting of the Shareholders described below, hereby appoints Jeffrey C. Hines and C. Hastings Johnson, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Hines Real Estate Investment Trust, Inc., to be held on August 25, 2008, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:
      The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF ITEMS 1 and 2. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual General Meeting.

(Continued and to be signed and dated on the reverse side)